UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2020
Unit Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-9260	73-1283193
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8200 South Unit Drive,	Tulsa,	Oklahoma	74132	US
(Address of principal executive offices)			(Zip Code)	(Country)

Registrant’s telephone number, including area code: (918) 493-7700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	UNTCQ*	*

* As more fully disclosed herein, the registrant’s Common Stock was suspended from trading on the NYSE effective May 26, 2020. Effective May 27, 2020, trades in the registrant’s Common Stock began being quoted on the OTC Pink Marketplace under the symbol “UNTCQ.”

Item 1.01. Entry into a Material Definitive Agreement.

On May 27, 2020, Unit Corporation (Company) and certain of its subsidiaries (with the Company, Debtors) entered into a Superpriority Senior Secured Debtor-in-Possession Credit Agreement (DIP Credit Agreement) by and among the Debtors, the lenders (DIP Lenders) and BOKF, NA dba Bank of Oklahoma, as administrative agent, under which the DIP Lenders agreed to provide the Company with a $36.0 million multi-draw loan facility (DIP Credit Facility). On May 26, 2020, the United States Bankruptcy Court for the Southern District of Texas, Houston Division (Bankruptcy Court) granted interim approval of the DIP Credit Facility, including the DIP Credit Agreement, permitting the Debtors to borrow up to $18 million on an interim basis. A final hearing on the DIP Credit Facility and DIP Credit Agreement is scheduled for June 19, 2020 at 9:00 a.m. prevailing Central Time.

Borrowings under the DIP Credit Facility mature on the earliest of (i) September 22, 2020 (subject to a two-month extension to be approved by the DIP Lenders), (ii) the sale of all or substantially all of the assets of the Debtors under Section 363 of the Bankruptcy Code or otherwise, (iii) the effective date of a plan of reorganization or liquidation in the Chapter 11 Cases, (iv) the entry of an order by the Bankruptcy Court dismissing any of the Chapter 11 Cases or converting such Chapter 11 Cases to a case under Chapter 7 of the Bankruptcy Code, and (v) the date of termination of the DIP Lenders’ commitments and the acceleration of any outstanding extensions of credit, in each case, under the DIP Credit Facility under and subject to the DIP Credit Agreement and the Bankruptcy Court’s orders.

The DIP Credit Agreement contains events of default customary for debtor-in-possession financings, including events related to the Chapter 11 proceedings, the occurrence of which could cause the acceleration of the Debtors’ obligation to repay borrowings outstanding under the DIP Credit Facility. The Debtors’ obligations under the DIP Credit Agreement are secured by a security interest in, and lien on, substantially all present and after-acquired property (whether tangible, intangible, real, personal or mixed) of the Debtors, including a superpriority priming lien on the property of the Company and certain of its subsidiaries that secure their obligations under the existing credit facility.

The above description of the DIP Credit Agreement is not complete and is qualified in its entirety by reference to the DIP Credit Agreement, which is filed as Exhibit 10.1 to this Current Report and is incorporated by reference in this Item 1.01. Capitalized terms used and not otherwise defined have the meanings given them in the DIP Credit Agreement.

Item 1.03. Bankruptcy or Receivership.

On May 22, 2020 (Petition Date), the Debtors filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code (Bankruptcy Code) with the Bankruptcy Court. The Debtors’ Chapter 11 Cases are being jointly administered under the caption In re Unit Corporation, et al., Case No. 20-32740 (DRJ). To maintain and continue uninterrupted ordinary course operations during the bankruptcy proceedings, the Debtors filed a variety of “first day” motions seeking approval from the Bankruptcy Court for various forms of customary relief designed to minimize the effect of bankruptcy on the Debtors’ operations, customers and employees. On May 26, 2020, the Bankruptcy Court entered orders approving all requested “first day” relief. Bankruptcy Court filings and other information related to the Chapter 11 Cases, including the first day motions and orders, are available for free on the website maintained by the Debtors’ claims agent, Prime Clerk, at https://cases.primeclerk.com/UnitCorporation or by calling (877) 720-6581 (Toll Free) or (646) 979-4412 (Local).

On May 28, 2020, the Bankruptcy Court entered the Order (i) Establishing Notification Procedures and (ii) Approving Restrictions for Certain Transfers of Common Stock of the Debtors’ Estates Docket No. 75 (NOL Order). The NOL Order requires notices of the holdings of, and proposed transactions by, any person or entity that is or, because of the transaction, would become, a Substantial Holder of the Company’s common stock (Common Stock) and restricts certain trading in Common Stock. For the NOL Order, a “Substantial Holder” is any person, entity or, in certain cases, group of persons or entities, with beneficial ownership (as determined under rules under the Internal Revenue Code of 1986, as amended) of, after considering certain options or other similar rights to acquire beneficial ownership of Common Stock, at least 2,458,135 shares of Common Stock (representing approximately 4.5% of all issued and outstanding shares of Common Stock as of the Petition Date). Any prohibited transfer of Common Stock will be null and void ab initio and will reverse the noncompliant transaction and such other (or additional) measures as the Bankruptcy Court may deem appropriate.

The foregoing description of the NOL Order is not complete and is qualified in its entirety by reference to the NOL Order, which is filed as Exhibit 4.1 to this Current Report and incorporated by reference in this Item 1.03.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Current Report is incorporated in this Item 2.03 by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard.

On May 26, 2020, the Company received notification from the New York Stock Exchange (NYSE) that the staff of NYSE Regulation, Inc. (NYSE Regulation) had determined to commence proceedings to delist the Company’s common stock from the NYSE. Trading of the shares of common stock was suspended effective May 26, 2020.

NYSE Regulation determined that the Company is no longer suitable for listing under NYSE Listed Company Manual Section 802.01D because of the Debtors’ filing of voluntary Chapter 11 petitions under the Bankruptcy Code as described in Item 1.03.

Although the Company may have this determination reviewed by a Committee of the Board of Directors of NYSE Regulation, the Company does not presently anticipate availing itself of that right. The NYSE will apply to the Securities and Exchange Commission to delist the Common Stock upon completion of all applicable procedures.

Item 7.01. Regulation FD Disclosure.

On May 26, 2020, the Company issued a press release announcing the NYSE’s notice of delisting, which is furnished as Exhibit 99.1 to this Current Report and incorporated by reference in this Item 7.01.

Under General Instruction B.2 of Form 8-K, information under this Item 7.01 and the press release are deemed to be “furnished” and will not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor will such information and Exhibit be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

4.1	Order (i) Establishing Notification Procedures and (ii) Approving Restrictions for Certain Transfers of Common Stock of the Debtors' Estates Docket No. 75

10.1
Superpriority Senior Secured Debtor-in-Possession Credit Agreement, dated as of May 27, 2020, by and among Unit Corporation, Unit Petroleum Company, Unit Drilling Company, 8200 Unit Drive, L.L.C., Unit Drilling USA Colombia, L.L.C., Unit Drilling Columbia L.L.C., the lenders party thereto and BOKF, NA dba Bank of Oklahoma as Adminstrative Agent

99.1	Press release of Unit Corporation, dated May 26, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unit Corporation

Date: June 1, 2020	By:	/s/ Mark E. Schell
Mark E. Schell Senior Vice President, Secretary & General Counsel